Exhibit 99.2 Integrated Upstream & Gathering Segment Upstream Operations

Integrated Upstream & Gathering Segment Gathering Operations

Pipeline & Storage

Utility

Exhibit 99.2

Integrated Upstream & Gathering Segment

Upstream Operations



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
Amarillo
Dallas
El Paso
TX
Houston
SENECA RESOURCES AREAS

Integrated Upstream & Gathering Segment

Gathering Operations



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Pipeline & Storage



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility



Rochester
Buffalo
NY
Albany
Erie
PA
New York
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA